
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET DATED MARCH 31,
1999 AND UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE
MONTHS ENDED MARCH 31, 1999 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS.
AMENDED FINANCIAL DATA SCHEDULE
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999<F5>
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               MAR-31-1999<F5>
<CASH>                                          69,146
<SECURITIES>                                 1,368,279<F1>
<RECEIVABLES>                                  184,032
<ALLOWANCES>                                         0
<INVENTORY>                                     80,842
<CURRENT-ASSETS>                             1,112,165<F7>
<PP&E>                                         526,089
<DEPRECIATION>                                 208,588
<TOTAL-ASSETS>                               2,369,762<F7>
<CURRENT-LIABILITIES>                          385,470
<BONDS>                                        339,259<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,815
<OTHER-SE>                                   1,566,875<F3><F7>
<TOTAL-LIABILITY-AND-EQUITY>                 2,369,762<F7>
<SALES>                                         92,967
<TOTAL-REVENUES>                               175,560
<CGS>                                           43,876<F6>
<TOTAL-COSTS>                                   43,876<F6>
<OTHER-EXPENSES>                                74,988<F4><F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               5,845<F6>
<INCOME-PRETAX>                                 31,748
<INCOME-TAX>                                     8,010
<INCOME-CONTINUING>                             23,738
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    23,738
<EPS-BASIC>                                       0.13
<EPS-DILUTED>                                     0.13

<F1>CONSISTS OF BOTH SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT
SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES, CAPITAL LEASE OBLIGATIONS
AND NOTES PAYABLE, NET OF CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN CAPITAL, ACCUMULATED DEFICIT AND ACCUMULATED
OTHER COMPREHENSIVE LOSS.
<F4>CONSISTS OF RESEARCH AND DEVELOPMENT, RESTRUCTURING AND REORGANIZATION
CHARGES AND OTHER OPERATING EXPENSES.
<F5>DURING THE FIRST QUARTER OF 1999, THE COMPANY CHANGED ITS FISCAL YEAR FROM
A 52 OR 53-WEEK YEAR ENDING ON THE SUNDAY NEAREST THE LAST DAY IN DECEMBER, TO A CALENDAR YEAR ENDING ON DECEMBER 31.
<F6>DURING THE SECOND QUARTER OF 1999, THE COMPANY COMPLETED THE IMPLEMENTATION
OF AN INTEGRATED INFORMATION SYSTEM. AS A RESULT, CERTAIN PREVIOUSLY REPORTED AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE JUNE 30, 1999 PRESENTATION.
<F7>IN THE THIRD QUARTER OF 2000, THE COMPANY RECORDED AN ADJUSTMENT TO "OTHER
COMPREHENSIVE INCOME (LOSS)" AND AN ADJUSTMENT TO "TAXES PAYABLE," WITH AN OFFSETTING ADJUSTMENT TO THE DEFERRED TAX LIABILITY, WHICH REPRESENTED THE CUMULATIVE TAX EFFECT ON THE COMPANY'S NET UNREALIZED GAINS FROM INVESTMENTS AND THE COMPANY'S FOREIGN CURRENCY TRANSLATION ADJUSTMENTS, RESPECTIVELY. CERTAIN PREVIOUSLY REPORTED AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH
THE SEPTEMBER 30, 2000 PRESENTATION.

